EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call Transcript

CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Event Date/Time: Jun. 14. 2007 / 9:30AM CT

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

CORPORATE PARTICIPANTS

William Walljasper

Casey’s General Stores - CFO

CONFERENCE CALL PARTICIPANTS

Karen Short

Friedman, Billings, Ramsey Group, Inc. - Analyst

Mark Husson

HSBC - Analyst

Karen Howland

Lehman Brothers - Analyst

Lee Giordano

Merrill Lynch - Analyst

Anthony Lebiedzinski

Sidoti & Company - Analyst

Charles (Chuck) Cerankosky

FTN Midwest Research - Analyst

Stephen O’Brien

Wellington Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the fourth quarter fiscal 2007 earnings release.

My name is Annie and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be conducting a question and answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder this, conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s call, Mr. Bill Walljasper, CFO. Please proceed, sir.

William Walljasper - Casey’s General Stores - CFO

Good morning, and thank you for joining us to discuss Casey’s results for this fiscal year ended April 30th. I’m Bill Walljasper, Chief Financial Officer. Ron Lamb, Chairman, and Bob Myers, President and Chief Executive Officer, are also here.

I hope all of you have already seen the press release, and if you haven’t, please let me know and I’ll make sure a copy is forwarded to you. Before I begin, I’ll remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

As discussed in the press release and in the 2006 annual report, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

I’ll take a few minutes to summarize the quarter and then open for questions. As most of you have seen, our earnings per share from continuing operations in the fourth quarter was $0.36 compared to $0.22 a year ago. Earnings from continuing operations for fiscal 2007 were $1.26 per share compared with $1.25 a year ago. Of this number, approximately $0.06 was due to a one-time benefit related to an Iowa cigarette tax increase.

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

When the Iowa cigarette tax increase went into effect back in March, the state did not implement a floor tax on the product and inventory. This allowed and required the Company to raise the retail price of these cigarettes without having a corresponding increase in the cost. This one-time benefit amounted to $4.8 million.

We experience a more favorable gasoline environment in the fourth quarter, which allowed us to achieve a gas margin of $0.118 per gallon. This enabled us to obtain an annual margin of $0.104 per gallon, which was below our goal of $0.108 and significantly low last year’s margin of $0.115 per gallon. The difference in the margin from a year ago represented about $13 million in gross profit, or about $0.17 on earnings.

Total gallons sold in the fourth quarter were up over 11% to 295.4 million, which drove annual gallons sold to nearly 1.2 billion. Same-store gallons for the quarter were up 2.8%. For the year, same-store gallons were up 1.4%. The primary reason for the shortfall in gallon growth from our annual goal was due to more difficult comparisons throughout the year and higher retail prices. The average retail price of gasoline this fiscal year was $2.41 per gallon compared to $2.27 a year ago.

In the quarter, gasoline gross profit was up over 23% to nearly $35 million. For the year, gross profit was down slightly due to a lower gasoline margin from a year ago. Same-store gallons in May 2007 were down 0.2%, held back by higher retail prices. The average retail price this May was $3.11 per gallon compared to $2.68 in May a year ago. The margin for May was above our annual goal.

In the grocery and other merchandise category, sales continued to be strong. For the quarter, total sales were up 8.9% to $209.5 million. Same-store sales rose 7.3% with an average margin of nearly 35%. The margin is skewed by the one-time benefit related to the Iowa cigarette tax increase. Excluding this benefit, the margin would have been 32.7, up 160 basis points from the same period a year ago.

The margin expansion in the quarter was related to continued efficiency in category management and increased sales of higher margin products such as bottled water, sports drinks and energy drinks. Same-store sales for the year were up 4.6%, well above our goal of 3.9%. The average margin for the year was 32.7. On an adjusted basis, it would have been 32.1.

Year to date, total sales in the category were up 11.3% to $852.8 million, while gross profit grew 13.5% to nearly $279 million. Same-store sales in May continue to be very strong, up 9.9%.

The prepared food and fountain category continues to perform exceptionally well. Total sales in the fourth quarter were up 14.6% to $65.7 million. Same-store sales for the quarter were up 8.5% with an average margin of nearly 61.6, up 70 basis points from the fourth quarter year ago.

Total sales for the year were up nearly 17% to $267.3 million, with an average margin of 62%. The annual margin is down 100 basis points, primarily due to the switch to a dual cola program last year, which adversely impacted our cost of goods sold. Even though the margin was down, gross profit dollars for the year were up over 15%.

The Lipton sales in this category is primarily due to the continued popularity of our prepared food offerings, the rollout of point of sale and strategic price increases. The prepared food category is off to an excellent start in fiscal 2008, with same-store sales in May up 8.1%. We are optimistic that this category will have another solid year.

In the operating expense area, our goal was to hold a percentage increase in operating expenses to less than the percentage increase in gross profit. The shortfall in this goal was primarily due to the reduction in gasoline gross profit and significant increases in credit card fees, utilities and wages. Credit card fees and utilities combined in the year were up approximately $12 million.

For the year, operating expenses were up 13.4%, while total gross profit grew 10.9%. For the quarter, operating expenses were up 17.9%, with gross profit up over 23%.

The income statement reflects an additional eight stores that were classified as discontinued operations in the fourth quarter. In addition to this, the effective tax rate in the quarter was lower than normal, primarily due to a reduction in contingency reserve and additional workers opportunity tax credit that came through in the quarter. Going forward, you should expect a more normalized rate around 37%.

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

The number of basic shares outstanding in the quarter was 50,562,008 and the diluted share count was 50,764,372. Our balance sheet continues to be strong. At April 30th, cash and cash equivalents were $107.1 million. Long-term debt net of current maturities rose to $199.5 million due to the $100 million additional debt secured last fall. At the end of the year, our average long-term debt to average total capital ratio was 27%.

Shareholders equity rose to $572.3 million. Shareholders equity in fiscal 2007 has been adjusted for the adoption of SEC released staff accounting bulletin number 108. I’ll refer to that as SAB 108. SAB 108 clarifies the way a company should valuate identified unadjusted errors for materiality.

Over the past several years there has been an accumulation of misstatements to our balance sheet that were deemed immaterial to our financial statements because the amounts that originated in each year were quantitatively and qualitatively immaterial. The Company recently adopted SAB 108 in quantifying these prior year misstatements. As a result, the balance sheet reflects the decreased in retained earnings of approximately $7 million. The majority of this amount was related to a deferred tax liabilities in prior years that have been understated. Further disclosure on these items will be addressed in the 10-K.

Cash flow from operations is $112.4 million. At the year end, capital expenditures were approximately $155 million compared to $100 million a year ago. Capital expenditures will fluctuate next year depending on acquisition activity.

Year to date, we built eight new stores, closed on 52 acquisitions and have written agreements for another seven. We finished the year with 1,448 corporate locations and 15 franchise locations.

That completes my review for the quarter. We’ll now take your questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Your first question comes from the line of Karen Short with FBR.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Hey everyone.

William Walljasper - Casey’s General Stores - CFO

Hi, Karen, how are you doing?

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Good. Good numbers.

Just actually wanted to see if I could get comments or some color on ROIC. Do you have a sense of where it was—obviously, what do you calculate your ROIC to be in fiscal ‘07 as per your definition?

William Walljasper - Casey’s General Stores - CFO

We haven’t actually disclosed that yet. That will come out in the annual report.

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay.

William Walljasper - Casey’s General Stores - CFO

It will be below the ROIC that was listed in the annual report of 10.6 last year.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Right, because of the gas margin partly. Okay.

Can you give us some updates of ROIC drivers kind of going forward? I know we’ve talked about the coffee program in the past, maybe some additional color on thoughts for this coming year.

William Walljasper - Casey’s General Stores - CFO

Sure. When I look at the ROIC I’m looking at the numerator drivers obviously, and I’ll talk about those. If you looked at the, the goals that we published in the press release for fiscal 2008, you’ll notice that we have some very strong goals in same-store sales movement, along with some respectable margin activity. I think that coupled with the anticipated store growth is going to be the drivers of ROIC.

I know in the last conference call, there was some discussion about putting extra focus in the prepared food category. Certainly we are looking at opportunities in that category. It’s certainly a category that has shined very well for us over the last two fiscal years and certainly the contribution of gross profit is increasing from that category, and as it gains more and more popularity, we’re going to continue to place focus on it. One of those areas, as you suggested, Karen, may be an expanded coffee program.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

And where do you stand with the coffee program right now still early stage?

William Walljasper - Casey’s General Stores - CFO

Very, very, very early stages. Right now we have a different coffee program than the rest of our marketing area in only a couple stores. It’s performing very well for us. So now it’s a matter of us trying to extrapolate that success in those two stores and see how we can take that to the remaining store base.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. Can you also just maybe comment on the lawsuit? I don’t know if you could give some color on the lawsuit, but—?

William Walljasper - Casey’s General Stores - CFO

Can’t provide a lot of color obviously with pending litigation, but as you indicated—as you probably saw from the 8-K, this is a lawsuit that was filed recently in federal court. We have actually not been served by it yet.

Two or more assistant managers that indicate that they were not paid overtime appropriately. Our position on that is certainly that we pay all overtime and in accordance with state, federal and local law. Certainly we’re reviewing this and we’re going to defend this in a vigorous nature.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Is there any update on the hot fuel?

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

William Walljasper - Casey’s General Stores - CFO

No update at this point.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, and then just the last question and then I’ll get off, with your gallon comp goal of 2%, what are you thinking directionally in terms of the retail price of gasoline?

William Walljasper - Casey’s General Stores - CFO

Well, that’s a good question. You probably heard the comments that the average retail price of gasoline in May was $3.13. I can speak to the immediate area around our corporate office. We have—our retail prices come down from about a $3.29 retail down to in that $2.80 range in the last 30 days.

Gas is a hard one to predict from a retail perspective. As you know, there’s a lot of volatility on a short-term basis and for me to speculate where that might go in the summer would be a little bit of a challenge and maybe a little bit of a stretch. At least right now the wholesale environment is heading in the correct direction. It’s heading down, it’s certainly headed down in the month of April, and we certainly saw a solid margin in April and that type environment is continuing into May and thus far into June.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And in May, I guess—I mean there was a little bit of press on some outages in your region and I don’t know to what extent that might have had an impact on your supply. It’s sounding like it didn’t, your week comp was predominantly price related. Is there any supply issue at all?

William Walljasper - Casey’s General Stores - CFO

No, that was not an issue for us. The lower comp in May strictly had to do with the higher retail price of gasoline.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, okay, great. Thanks.

William Walljasper - Casey’s General Stores - CFO

You’re welcome.

Operator

Your next question comes from the line of Mark Husson with HSBC.

Mark Husson - HSBC - Analyst

Just to follow on that line of questioning, in the past you’ve said that gas gallons tend to back off over $3 a gallon and yet you had some months over $3 a gallon, where you had pretty respectable gas gallonage comps, but it just backed off a little bit in May. So the first question, is I mean what do you see in terms of price sensitivity? Is there a magic number, or isn’t there in your markets, and the second question is, why is it that your consumers tend to back off on gas gallons and yet seem to have an insatiable appetite for pizza?

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

William Walljasper - Casey’s General Stores - CFO

Those are excellent questions, by the way. I’ll take the first part of that. The first time that we saw gasoline retail prices hit $3 was about a year ago, and if you go back and look at the comps about a year ago, starting in roughly March of last year, you would start to see a trend of negative same-store gallon movement for a period of about six months. There was a much higher retail environment at that point.

That was the first time gasoline got over $3 a gallon and certainly the consumer pulled back their usage. It happened to come at somewhat of an inopportune time as we head into, what I refer to as the driving season where our consumer has a little bit more discretionary driving patterns with respect to vacation.

Now, the second time, we just recently hit the $3 gallon mark in May, it wasn’t quite to that level—yes, it wasn’t quite to that level in April, and I think we saw some elasticity as it started creeping over the $3 gallon mark. Last year was not over $3 a gallon for very long and it started to come down after that.

So I think that the—to answer your question there, I think the magic number, I’m not sure I can give you the specific number, but it’s going to be in that $2.55, $2.60 range up to the $3 range is where we start to see elasticity and demand. Now, to answer from a gas gallon perspective, Mark—

Mark Husson - HSBC - Analyst

Yes, yes.

William Walljasper - Casey’s General Stores - CFO

Yes, now to answer the second part of your question, why is there pullback in gas gallons and perhaps not in the inside of the store, well, my thought process on that would be that when there is less discretionary income for our consumer, they look to other luxury items in pulling back their spending habits.

I wouldn’t necessarily consider anything in our store to be a luxury item. Some would consider them somewhat staples with respect to individual consumers, so I think they are making sacrifices in other areas of their buying habits outside of what they normally purchase at our store.

Mark Husson - HSBC - Analyst

So they are not going for a Saturday night out at TGI Fridays, they are having a Saturday night out at your place.

William Walljasper - Casey’s General Stores - CFO

Maybe it’s a pizza and rent a movie instead of going out to, yes, the TGI Fridays or some other establishment.

Mark Husson - HSBC - Analyst

Okay. That’s helpful. Thank you very much.

William Walljasper - Casey’s General Stores - CFO

You’re welcome, Mark.

Operator

Your next question comes from the line of Karen Howland with Lehman Brothers.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Karen Howland - Lehman Brothers - Analyst

Good morning.

William Walljasper - Casey’s General Stores - CFO

Hi, Karen, how are you?

Karen Howland - Lehman Brothers - Analyst

Doing well, doing well. Not as good as you guys though, that’s a great quarter.

William Walljasper - Casey’s General Stores - CFO

Thank you very much.

Karen Howland - Lehman Brothers - Analyst

Congrats on that.

I had a question as far as the comp in the store on general merchandise in the prepared food, I know you all have been refining your prices with the new POS data you’re getting. I’m wondering how much of the comp increase is related to price changes versus increased traffic to the stores.

William Walljasper - Casey’s General Stores - CFO

No, about 2% is price related. Yes, we started taking a series of price increases in the prepared food category last May. We took several increases from May through roughly about August, so part of the May same-store sales numbers that you referred to, about 2% of that is due to price increases.

Karen Howland - Lehman Brothers - Analyst

And is that in prepared food as well as general merchandise?

William Walljasper - Casey’s General Stores - CFO

There are, there are no price increases in the general merchandise. We had a small increase recently in Gatorade, would not have a nominal effect on that number. That’s all volume-driven.

Karen Howland - Lehman Brothers - Analyst

You guys made comp then from the general merchandise side.

William Walljasper - Casey’s General Stores - CFO

It did very well for us.

Karen Howland - Lehman Brothers - Analyst

Congrats.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Touching base on the—I know you all were talking about bringing some of the credit card processing in-house. Wondering if you can give an update on that?

William Walljasper - Casey’s General Stores - CFO

Yes, we now have our stores up and running on the clearing of the credit card transactions in-house. Just to kind of step back and elaborate on that, really there are two charges related to credit card usage.

One would be the interchange fee, which is the major one, and the other would be the transaction fee, it’s the flat fee to clear the credit card. That fluctuates, depending on the credit card that is utilized. As of beginning of this fiscal year, we are bringing that in-house and clearing those credit cards in-house. The savings for us to do that should be somewhere in that $1 million to $1.2 million range.

Karen Howland - Lehman Brothers - Analyst

Were there any costs associated with bringing that in-house?

William Walljasper - Casey’s General Stores - CFO

Yes, there was about a $500,000 charge to bring that in-house.

Karen Howland - Lehman Brothers - Analyst

Great. Thank you very much.

William Walljasper - Casey’s General Stores - CFO

You’re welcome.

Operator

Your next question comes from the line of Lee Giordano with Merrill Lynch.

Lee Giordano - Merrill Lynch - Analyst

Hi, good morning, Bill.

William Walljasper - Casey’s General Stores - CFO

Hi, Lee. How are you doing?

Lee Giordano - Merrill Lynch - Analyst

Good. I’d just love to get an update on how you view the competitive environment in your market. Are you seeing any new competition come in either from big-box retailers or any players, just any update you can give on what you’re seeing out there?

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

William Walljasper - Casey’s General Stores - CFO

Yes, we’re not seeing any new competition coming into our market. As you know, the big-box retailers really don’t penetrate the small town rural demographic that we have, a small town for them would be some where are in the 10,000 to 15,000 population range, and that would be considered a large community for us.

Now on a competitive landscape, some of the things that we’re seeing currently is over the last probably, oh, I would say 10 months, we have seen a fair amount of pressure in the gasoline environment, the wholesale costs have been rising on a pretty regular basis and that was reflected in our gas margin. What we have seen starting in April, and this is certainly continuing into at least as of this conference call, is we’re seeing a decline in the wholesale cost to us, and I believe that the operators out there now are looking to try to gain some of the gross profit that was lost in the prior 10 months, so we’re seeing some, some very solid margin activity currently and certainly that was reflected in the month of April.

Now, there has been some reports in our areas, Lee, however, that Wal-Marts are closing some of their gasoline operations in our nine-state marketing area. That will effect a few stores, but in the scheme of things, not necessarily a large impact.

Lee Giordano - Merrill Lynch - Analyst

All right. That’s great, and then I guess secondly, can you talk a little bit about the performance of the stores you’ve been acquiring, maybe the HandiMart stores versus the stores you’ve been building organically?

William Walljasper - Casey’s General Stores - CFO

They are actually tracking very well for us. They are gaining traction for us, and I’ll kind of talk about them separately. First of all, Gas N Shop, as you know, that was a February of ‘06 completion on that, but over the course subsequent to that time, we started rolling our kitchens into those location, doing the pump-updates. We have now starting to see some of the benefits of those initiatives and I think really the bang for the buck, so to speak, on the Gas N Shop acquisition should be more reflected in 2008 than it was in fiscal 2007, and we’re just seeing nice sequential movement in those store bases.

The HandiMart locations are performing very well for us from a revenue standpoint. Now, unfortunately there’s been some margin pressure in the areas where those stores are located, but as you know, that comes and goes and doesn’t necessarily concern us. So far, things are going very well and hope to continue to keep that acquisition train moving forward.

Lee Giordano - Merrill Lynch - Analyst

Great. Thanks a lot.

Operator

Your next question comes from the line of Anthony Lebiedzinski with Sidoti and Company.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Yes, good morning. Just following up on that question as far as the acquisitions, in your press release you stated that you expect to acquire 50 stores and build 10 stores and I thought with the recent private placement of debt that perhaps you would be more aggressive with your store expansion, so are you just trying to be conservative, or what’s your thought process there?

William Walljasper - Casey’s General Stores - CFO

Oh, I think the take-away there, Anthony, would be this. On a sustained basis, I think you can look at a 4% to 5% unit growth. Any given year, obviously that could change based on acquisition activity. One year it could be 2% to 3%, next year it could be 6%, 7%, 8%. It’s difficult to predict when acquisitions will come into a fiscal year, so—but I think that’s probably the way to couch it there.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

I will tell you this, however, Anthony. We will certainly by opportunistic when these opportunities do present themselves and certainly are continuing to look hard at acquisitions, not only in our nine-state area, but also in the surrounding states.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay, and also looking at your goals for your margins, is there any particular reasons why you expect fairly flat margins inside your stores?

William Walljasper - Casey’s General Stores - CFO

Yes, I’ll take those two separately.

Both prepared food and grocery and general merchandise. First of all, with prepared foods, as you see the goal is 60%, roughly flat from the year end. Keep in mind the forward buy cheese that we currently are benefiting from will go off at the end of the calendar year. If you follow commodity food prices, you will see that they are up across the board, especially in that area.

So granted, a lot can happen between now and the end of the calendar year, but certainly there is the potential that those commodity prices could stay where they’re at and that would certainly adversely effect the margin in the prepared food category. You will note, however, the same-store sales goal is up significantly on top of a very difficult comparison in fiscal ‘07. So we still expect to drive that category.

Now, in the grocery and general merchandise category, going forward, looking at that, there are several things that we need to be cognizant of going forward. One is that there is an expectation of lower vendor rebates next year than there were in fiscal 2007. Now, sometimes that doesn’t necessarily come to fruition, but looking forward, we certainly anticipate there might be.

Also, keep in mind, our focus isn’t necessarily on driving a margin. Our focus is on driving gross profit dollars, and if you look at the margin growth, albeit modest in the grocery and general merchandise from a goal perspective, that same-store sales growth I consider to be a very solid same-store sales growth coupled with our store growth. We certainly are anticipating double digits, or looking for at least as a goal, double-digit gross profit dollar movement in that category.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay, and my other question is with respect to your gasoline gallon comp goal of 2%, now, here I know it’s only one month, but your May gasoline gallon comps were slightly down versus an easy comparison from last year. So in other words, what gives you confidence that for the full year you can have a gallon comps up 2%?

William Walljasper - Casey’s General Stores - CFO

Well, I mean keep in mind, May was an all-time high for retail price of gasoline averaging $3.11, and the year was up significantly, fiscal ‘07 was up significantly as well. Certainly we are hoping for the retail price of gasoline will be a little bit more moderate in fiscal ‘08, cannot guarantee that, however, but we still think that there’s opportunities to gain market share and take market share from other competitors out there.

Anthony Lebiedzinski - Sidoti & Company - Analyst

And my last question, with respect to the prepared foods, do you expect any new product introductions, anything you can speak about that?

William Walljasper - Casey’s General Stores - CFO

As you know, we are always looking and testing new product introductions. I necessarily wouldn’t—I can’t really comment on any significant ones at this point, but certainly looking at all times and expanding the bakery category, the pizza category, as you know, the fountain category has recently been expanded and I think will continue to gain traction from the dual cola program that we introduced last fiscal year.

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

We touched on a little bit at the onset of the Q&A about the coffee area, and it’s certainly and area that’s gained some focus here. Now, how quickly we can learn from the very small sample that we have now and extrapolate that is a little bit difficult to articulate at this point, but certainly it’s an area of focus that we’re going to spend a lot of time on this coming year.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. Well, sounds good. Thank you.

William Walljasper - Casey’s General Stores - CFO

Thank you, Anthony.

Operator

Your next question comes from the line of Chuck Cerankosky with FTN Midwest.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Good morning, everyone, great quarter.

William Walljasper - Casey’s General Stores - CFO

Thanks, Chuck. How are you doing?

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Good.

William Walljasper - Casey’s General Stores - CFO

Good.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Could you just reiterate what those May gas comps were? We missed them. We know they are down slightly, but—

William Walljasper - Casey’s General Stores - CFO

Across the board you mean?

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

May gasoline comps.

William Walljasper - Casey’s General Stores - CFO

Oh, the May gasoline comp was negative 0.2.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Negative 0.2, all right.

You had $500,000 for the credit card clearing, to install the software and whatever. Was that expensed in the fourth quarter or is it spread over any time period?

William Walljasper - Casey’s General Stores - CFO

I think we capitalized that.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Capitalized that, okay. When you look at the end of the forward cheese buy, what kind of price increase would you have to implement in pizzas to say, offset a theoretical 10% increase in your cheese costs?

William Walljasper - Casey’s General Stores - CFO

Well, I’ll give you a couple points there and let you back into it. Keep in mind that a $0.10 swing per pound for us is about 40 basis points on the prepared food margin as a whole. Right now the lock for us is about $1.56. That’s an all-in cost with processing.

So if we were to go off the price—if we were to go off the forward buy cheese right now, we would be somewhere in the $1.80 range, so you can kind of back into what the gross profit dollar reduction would be and then extrapolate what the sales increase, or retail price increase would have to offset that. Certainly we are aware of that. We are watching that market very closely, and certainly it’s on the radar screen for potential price increases for fiscal ‘08.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

All right. Last year we saw I guess an experiment by some of your competitors as the gas prices ran up to try and hold share. Doesn’t sound like that’s occurring right now.

William Walljasper - Casey’s General Stores - CFO

No. Right now they are trying to hold their retail price up there, to offset some gross profit dollar deficits that they incurred over the last 0 months, and for us, as you know, our gas pricing philosophy is that we will match the competition, so we’re certainly benefiting from that endeavor. I think you saw some of that reflected in the fourth quarter and certainly saw that in the directional comment that was made for the May same-store sales release.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

Any—anything we should be updated on regarding ethanol in the fuel blends?

William Walljasper - Casey’s General Stores - CFO

No, none right now.

Charles (Chuck) Cerankosky - FTN Midwest Research - Analyst

All right. Thank you very much.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

William Walljasper - Casey’s General Stores - CFO

Thanks, Chuck.

Operator

Your next question comes from the line of Stephen O’Brien with Wellington Management.

Stephen O’Brien - Wellington Management - Analyst

Good morning. I think you touched on this, but are you seeing anything in the way of price increases from vendors on the grocery side that they are talking about for the future?

William Walljasper - Casey’s General Stores - CFO

Well, the most recent one that we experienced, Stephen, was from Gatorade. That’s what prompted the retail price increase to offset that and maintain that gross profit dollar.

Certainly—we have not seen anything at this point, but certainly I think that is intuitive to expect as the pressures on our vendors mount with respect to higher fuel costs. That’s what happened about a year ago on the prepared food side when our supply cost increased significantly, forcing us to raise some of our retail prices over the course of last fiscal year. So certainly it’s a possibility for that to happen.

Stephen O’Brien - Wellington Management - Analyst

Do you guys normally, in an environment like that, do you get like a one-quarter or two-quarter compression in your margin that then normalizes out, or are you able to pass that through fairly timely?

William Walljasper - Casey’s General Stores - CFO

It depends—it depends on the product and the vendor. There may be some very short pullback. It’s usually a pretty quick pass-through to the consumer.

Stephen O’Brien - Wellington Management - Analyst

Okay, and anything on the, other than fees, on the, for the inputs to the prepared foods that could be problematic?

William Walljasper - Casey’s General Stores - CFO

That would definitely be the largest one. I mean we also have chicken and beef prices that are escalating, but those are a little bit lesser when you look at the costs and inputs related to cheese. Cheese is definitely the 800-pound gold gorilla in that area.

Stephen O’Brien - Wellington Management - Analyst

Right, and how about minimum wage? Is that going to impact you and what can you do about it?

William Walljasper - Casey’s General Stores - CFO

It will have some impact in fiscal ‘08. It will be more of a nominal impact.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Stephen O’Brien - Wellington Management - Analyst

Okay.

William Walljasper - Casey’s General Stores - CFO

And we are certainly taking price increases to offset that, which is historically what we’ve done for minimum wage increases.

Stephen O’Brien - Wellington Management - Analyst

Okay, very good. Thanks a lot.

William Walljasper - Casey’s General Stores - CFO

Thanks.

Operator

(OPERATOR INSTRUCTIONS)

And your next question is a follow-up from Mark Husson.

Mark Husson - HSBC - Analyst

Yes, just wanted to touch on your warehouse and the sort of capacity utilization inside of the warehouse, how it’s (inaudible) with bringing your new capacity onboard. What capacity might be left over and whether the business model depends on the warehouse and the extent to which you could make acquisitions outside of the effective distribution range of that warehouse?

William Walljasper - Casey’s General Stores - CFO

Yes, that’s a great question, Mark. The capacity for the addition to our warehouse will enable us to be able to add another 1,000 stores above and beyond what we currently have. So certainly we have opportunities for many years to come to utilize the warehouse.

That will service not only the nine-state marketing area, but if an opportunity did present itself in the next tier of states, it certainly is able to serve those states as well. So we feel very solid that we’re not going to have any type of obstacles from a distribution standpoint, nor do we think that we have any obstacles at this point from a financial standpoint.

Mark Husson - HSBC - Analyst

So the kind of—the radius then is something like, what, 500 miles, 600 miles?

William Walljasper - Casey’s General Stores - CFO

Currently that is the radius. We could take that out to that 750-mile radius with that current distribution center, and that would eat up a lot of real estate, Mark.

Mark Husson - HSBC - Analyst

Yes. Okay. That’s very helpful. Thank you.

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Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Operator

Your next question is a follow-up from the line of Karen Short.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Hi, I just, sorry, wanted to clarify. Does your top line same-store sales goal in either prepared food and grocery, does that assume some inflation benefit, or is that just straight increase in customer basket?

William Walljasper - Casey’s General Stores - CFO

The prepared food, about 2% of that is going to be cost increases, or excuse me, retail price increases.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay.

William Walljasper - Casey’s General Stores - CFO

In grocery and general merchandise, we did not take any significant price increases in fiscal ‘07. We did take a recent Gatorade increase that we just discussed.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

But in ‘08, what are you assuming, no price increases?

William Walljasper - Casey’s General Stores - CFO

We anticipate that there will be potential price increases to offset the minimum wage increases that Mark brought up and if in fact the commodity costs stay where they are, we’re going to be forced to take a hard look at increasing the retail prices. So some of that would be in there, yes, Karen.

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, and sorry, can you just comment on the acquisition environment, what are you seeing, are you seeing multiples remaining steady, or are you seeing—given that we’ve kind of had a tough winter, are you seeing more interest on the part of some of the independents to sell, or—?

William Walljasper - Casey’s General Stores - CFO

I’m not sure we’re seeing any more or less interest in relationship to the winter months. Certainly we believe that there is opportunities to be had in the acquisition environment and that’s the reason that we focused our store growth in that area.

Now, as far as multiples go, for us, I mean the industry still is in that 5.5 to 7.5 times trailing EBITDA. We would be in that area, we pay less than that, we pay more than that it really depends on a case by case basis. We have seen some acquisitions recently reach double digit multiples, and I don’t know the specifics of those acquisitions and those assets to really comment as to, as to any more detail than that.

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FINAL TRANSCRIPT

Jun. 14. 2007 / 9:30AM CT, CASY - 4th QUARTER FISCAL YEAR 2007 EARNINGS RELEASE

Karen Short - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. Great. Thanks.

William Walljasper - Casey’s General Stores - CFO

You bet.

Operator

At this time, there are no further questions in queue.

William Walljasper - Casey’s General Stores - CFO

Well, thank you, everyone, for joining us. Have a good day and a good weekend. Thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect, and have a great day.

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